Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cipher Pharmaceuticals Inc. (the “Registrant”) on Form 40-F for the year ended December 31, 2014, as filed with the Commission on the date hereof (the “Report”), Shawn Patrick O’Brien, as President and Chief Executive Officer of the Registrant, and Norman Evans, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Shawn Patrick O’Brien
Name: Shawn Patrick O’Brien
Title: Chief Executive Officer
Date: March 31, 2015

/s/ Norman Evans
Name: Norman Evans
Title: Chief Financial Officer
Date: March 31, 2015

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.